UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 17, 2015

Platform Specialty Products Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-36272	37-1744899
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1450 Centrepark Boulevard Suite 210 West Palm Beach, Florida	33401
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 207-9600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Unaudited Pro Forma Information

The purpose of this Current Report on Form 8-K of Platform Specialty Products Corporation (“Platform”) is to file Platform’s unaudited pro forma condensed consolidated balance sheet as of March 31, 2015 and the related unaudited pro forma condensed consolidated statements of operations for the quarterly period ended March 31, 2015 and the fiscal year ended December 31, 2014, in each case giving effect to the acquisitions by Platform of (i) Arysta LifeScience Limited (the “Arysta Acquisition”), (ii) the Chemtura AgroSolutions business of Chemtura Corporation (the “CAS Acquisition”) and (iii) the related financings. The unaudited pro formas are attached hereto as Exhibit 99.1 and are incorporated by reference in this Item 8.01.

Form S-3 Registration Statement

On June 17, 2015, Platform issued a press release announcing the filing of a registration statement on Form S-3 for the offering of up to $350 million of shares of its common stock in an underwritten public offering. A copy of this press release is attached hereto as Exhibit 99.2 and is incorporated by reference in this Item 8.01.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Exhibit Title
99.1	Platform’s unaudited pro forma condensed consolidated balance sheet as of March 31, 2015 and the related unaudited pro forma condensed consolidated statement of operations for the quarterly period ended March 31, 2015 and the fiscal year ended December 31, 2014, in each case giving effect on a pro forma basis to (i) the Arysta Acquisition, (ii) the CAS Acquisition and (iii) the related financings.
99.2	Press release issued on June 17, 2015, announcing the filing of a registration statement on Form S-3.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLATFORM SPECIALTY PRODUCTS CORPORATION

June 17, 2015	By:	/s/ Frank J. Monteiro

	Name:	Frank J. Monteiro
	Title:	Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Exhibit Title
99.1	Platform’s unaudited pro forma condensed consolidated balance sheet as of March 31, 2015 and the related unaudited pro forma condensed consolidated statement of operations for the quarterly period ended March 31, 2015 and the fiscal year ended December 31, 2014, in each case giving effect on a pro forma basis to (i) the Arysta Acquisition, (ii) the CAS Acquisition and (iii) the related financings.
99.2	Press release issued on June 17, 2015, announcing the filing of a registration statement on Form S-3.